                                                                    EXHIBIT 3.2

                           THIRD AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                             SUBURBAN PROPANE, L.P.

                                                                            PAGE
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   2.3       Registered Office; Registered Agent; Principal Office;

                                        i

                                   (CONTINUED)

                                                                            PAGE
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   5.8       Fully Paid and Non-Assessable Nature of Limited Partner

   7.9       Restrictions on General Partner's and Board of Supervisors'
             Authority...................................................    33
   7.10      Reimbursement of the General Partner; Employee Benefit
             Plans.......................................................    33
   7.11      Outside Activities of the General Partner...................    34
   7.12      Loans from the General Partner; Contracts with Affiliates;

   7.16      Other Matters Concerning the General Partner and the Board
             of Supervisors..............................................    40

                                       ii

                                   (CONTINUED)

                                                                            PAGE
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   10.5      Amendment of Agreement and Certificate of Limited

   11.3      Interest of Departing Partner and Successor General Partner;
             Delegation of Authority to the Board of Supervisors by

                                       iii

                                   (CONTINUED)

                                                                            PAGE
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   12.7      Waiver of Partition.........................................    50
   12.8      Capital Account Restoration.................................    50
ARTICLE XIII AMENDMENT OF PARTNERSHIP AGREEMENT..........................    50
   13.1      Amendment to be Adopted Solely by the Board of Supervisors..    50

                                       iv

                           THIRD AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                             SUBURBAN PROPANE, L.P.

          THIS THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
SUBURBAN PROPANE, L.P. dated as of October 19, 2006, is entered into by and among Suburban Energy Services Group LLC, a Delaware limited liability company, as the General Partner, Suburban Propane Partners, L.P., a Delaware limited partnership, as a Limited Partner, and Suburban LP Holding, LLC, a Delaware
limited liability company, as a Limited Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

                                    RECITALS:

          WHEREAS, Suburban Propane GP, Inc., a Delaware corporation and the initial general partner of the Partnership (the "Initial General Partner"), and
certain other parties organized the Partnership as a Delaware limited partnership pursuant to an Amended and Restated Agreement of Limited Partnership
dated as of March 4, 1996 (the "Original Agreement"); and

          WHEREAS, the Second Amended and Restated Agreement of Limited
Partnership of the Partnership, dated as of May 26, 1999 amended and restated
the Original Agreement in its entirety, (the "Second Restated Agreement"); and

          WHEREAS, the Partnership, the MLP and the General Partner have entered into an Exchange Agreement, dated as of July 27, 2006 (the "Exchange
Agreement"); and the MLP, Suburban LP, Suburban LP Holding, Inc., and the
General Partner have entered into a First Amendment and Assignment Agreement amending the Second Restated Agreement, dated as of the date hereof (the "OLP
Amendment"); and

          WHEREAS, pursuant to the OLP Amendment, inter alia Suburban LP has been admitted to the Partnership as a Limited Partner; and

          WHEREAS, in connection with the transactions contemplated by the
Exchange Agreement, the OLP Amendment and the MLP Agreement (as defined herein), the Partners, pursuant to their authority under Section 13 of the Agreement, desire to amend and restate the Second Restated Agreement;

          NOW, THEREFORE, in consideration of the covenants and agreements made herein, the Second Restated Agreement is hereby amended and restated in its entirety as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 Definitions.

          The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the MLP Agreement.

          "Additional Limited Partner" means a Person admitted to the
Partnership as a Limited Partner pursuant to Section 10.4 and who is shown as such on the books and records of the Partnership.

          "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each calendar year, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury
Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under
Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by
(i) the amount of all losses and deductions that, as of the end of such calendar year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation
Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such calendar year, are reasonably expected to be made to such
Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's
Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(c)(i)
or 6.1(c)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section
1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 5.5(d)(i) or 5.5(d)(ii).

          "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a
Person, whether through ownership of voting securities, by contract or otherwise.

          "Agreed Allocation" means any allocation, other than a Required
Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including, without limitation, a Curative Allocation
(if appropriate to the context in which the term "Agreed Allocation" is used).

                                        2

          "Agreed Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Board of Supervisors using such reasonable method of valuation as it may adopt. The Board of Supervisors shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed
Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

          "Agreement" means this Third Amended and Restated Agreement of Limited
Partnership of Suburban Propane, L.P., as it may be amended, supplemented or restated from time to time.

          "Audit Committee" means a committee of the Board of Supervisors of the
Partnership composed of the same individuals who serve as the audit committee of the MLP.

          "Available Cash," means, with respect to any Quarter ending prior to the Liquidation Date,

          (a) the sum of (i) all cash and cash equivalents of the Partnership
Group on hand at the end of such Quarter, and (ii) all additional cash and cash equivalents of the Partnership Group on hand on the date of determination of
Available Cash with respect to such Quarter resulting from borrowings for working capital purposes, in each case subsequent to the end of such Quarter, less

          (b) the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the Board of Supervisors to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures) subsequent to such Quarter, and (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject; provided, however, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available
Cash, within such Quarter if the Board of Supervisors so determines.

          Notwithstanding the foregoing, "Available Cash" with respect to the
Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

          "Board of Supervisors" shall mean the board of supervisors of the
Partnership, composed of those individuals who serve as members of the MLP's board of supervisors, to whom the General Partner irrevocably delegates, and in which is vested, pursuant to Section 7.1, and subject to Section 7.9, the power to manage the business and activities of the Partnership. The Board of
Supervisors shall constitute a committee with the meaning of Section
17-303(b)(7) of the Delaware Act.

                                        3

          "Book-Tax Disparity" means with respect to any item of Contributed
Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted
Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 5.5 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

          "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of
America or the states of New York or New Jersey shall not be regarded as a
Business Day.

          "Capital Account" means the capital account maintained for a Partner pursuant to Section 5.5.

          "Capital Contribution" means any cash, cash equivalents or the Net
Agreed Value of Contributed Property that a Partner contributes or has contributed to the Partnership pursuant to this Agreement (or the Original
Agreement) or the Contribution and Conveyance Agreement.

          "Capitalized Lease Obligations" means obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use)
real and/or personal property, which obligations are accounted for as a capital lease on a balance sheet under U.S. GAAP; for the purpose hereof the amount of such obligations shall be the capitalized amount reflected on such balance sheet.

          "Carrying Value" means (a) with respect to a Contributed Property, the
Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' Capital
Accounts in respect of such Contributed Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections
5.5(d)(i) and 5.5(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the Board of Supervisors.

          "Cause" means a court of competent jurisdiction has entered a final, non-appealable judgment finding a Person liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as general partner of the Partnership or as a member of the Board of Supervisors, as the case may be.

          "Certificate of Limited Partnership" means the Certificate of Limited
Partnership of the Partnership filed with the Secretary of State of the State of
Delaware as referenced in Section 2.1, as such Certificate of Limited
Partnership may be amended, supplemented or restated from time to time.

                                        4

          "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

          "Commission" means the United States Securities and Exchange
Commission.

          "Contributed Property" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.5(d), such property shall no longer constitute a
Contributed Property, but shall be deemed an Adjusted Property.

          "Contribution and Conveyance Agreement" means that certain
Contribution, Conveyance and Assumption Agreement, dated as of March 4, 1996, among the Initial General Partner, the MLP, the Partnership and certain other parties, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

          "Curative Allocation" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(c)(ix).

          "Delaware Act" means the Delaware Revised Uniform Limited Partnership
Act, 6 Del C. Sections 17-101, et seq., as amended, supplemented or restated
from time to time, and any successor to such statute.

          "Departing Partner" means a former General Partner from and after the effective date of any event of withdrawal, including the removal of such former
General Partner pursuant to Section 11.1 or 11.2.

          "Economic Risk of Loss" has the meaning set forth in Treasury
Regulation Section 1.752-2(a).

          "Event of Withdrawal" has the meaning assigned to such term in Section
11.1(a).

          "Exchange Agreement" has the meaning assigned to such term in the
Recitals hereof.

          "General Partner" means Suburban Energy Services Group LLC, a Delaware limited liability company, as general partner of the Partnership.

          "Group Member" means a member of the Partnership Group.

          "Indebtedness," as used in Section 7.9(b), means, as applied to any
Person, without duplication, any indebtedness, exclusive of deferred taxes, (i)
in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (ii)
evidenced by bonds, notes, debentures or similar instruments or letters of credit in support of bonds, notes, debentures or similar instruments; (iii)
representing the balance deferred and unpaid of the purchase price of any property, if and to the extent such

                                        5

indebtedness would appear as a liability on a balance sheet of such Person prepared in accordance with U.S. GAAP (but excluding trade accounts payable arising in the ordinary course of business that are not overdue by more than 90 days or are being contested by such Person in good faith); (iv) any Capitalized
Lease Obligations of such Person; and (v) Indebtedness of others guaranteed by such Person, including, without limitation, every obligation of such Person (A)
to purchase or pay (or advance or supply funds for the purchase or payment of)
such Indebtedness or to purchase (or to advance or supply funds for the purchase
of) any security for the payment of such Indebtedness, or (B) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such
Indebtedness.

          "Indemnitee" means (a) the members of the Board of Supervisors or the members of the board of supervisors of the MLP or any other Group Member, (b)
the General Partner, any Departing Partner and any Person who is or was an
Affiliate of the General Partner or any Departing Partner, (c) any Person who is
or was a member, partner, director, officer, employee, agent or trustee of the
MLP, any Group Member, the General Partner or any Departing Partner or any
Affiliate or the MLP, any Group Member, the General Partner or any Departing
Partner and (e) any Person who is or was serving at the request of the Board of
Supervisors, the General Partner or any Departing Partner or any Affiliate of
the General Partner or any Departing Partner as a member, partner, director, officer, employee, partner, agent, fiduciary or trustee of another Person, in each case, acting in such capacity; provided, that a Person shall not be an
Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

          "Initial General Partner" means Suburban Propane GP, Inc., a Delaware corporation.

          "Limited Partner" means, collectively, unless the context otherwise requires, the MLP, Suburban LP, each Substituted Limited Partner, each
Additional Limited Partner and any Departing Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3.

          "Liquidation Date" means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b)
of the first sentence of Section 12.2, the date on which the applicable time period during which the Partners have the right to elect to reconstitute the
Partnership and continue its business has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

          "Liquidator" means one or more Persons selected by the Board of
Supervisors to perform the functions described in Section 12.3.

          "Merger Agreement" has the meaning assigned to such term in Section
14.1.

          "MLP" means Suburban Propane Partners, L.P., a Delaware limited partnership.

                                        6

          "MLP Agreement" means the Third Amended and Restated Agreement of
Limited Partnership of the MLP, as it may be amended, supplemented or restated
from time to time.

          "Net Agreed Value" means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner by the
Partnership, the Partnership's Carrying Value of such property (as adjusted pursuant to Section 5.5(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

          "Net Income" means, for any taxable year, the excess, if any, of the
Partnership's items of income and gain for such taxable year over the
Partnership's items of loss and deduction for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with
Section 5.5(b) and shall not include any items specially allocated under Section
6.1(c).

          "Net Loss" means, for any taxable year, the excess, if any, of the
Partnership's items of loss and deduction for such taxable year over the
Partnership's items of income and gain for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section
5.5(b) and shall not include any items specially allocated under Section 6.1(c).

          "Nonrecourse Built-in Gain" means, with respect to any Contributed
Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 6.2(b)(i)(A), 6.2(b)(ii)(A) and
6.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

          "Nonrecourse Deductions" means any and all items of loss, deduction or expenditures (including, without limitation, any expenditure described in
Section 705(a)(2)(B) of the Code) that, in accordance with the principles of
Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse
Liability.

          "Nonrecourse Liability" has the meaning set forth in Treasury
Regulation Section 1.752-1(a)(2).

          "OLP Subsidiary" means a Subsidiary of the Partnership.

          "Officers" means the Chief Executive Officer, the President, any Vice
Presidents, the Secretary, the Treasurer, any Assistant Secretaries or Assistant
Treasurers and any other officers of the Partnership appointed by the Board of
Supervisors pursuant to Section 7.7.

                                        7

          "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of their
Affiliates) acceptable to the Board of Supervisors in its reasonable discretion.

          "Original Agreement" has the meaning assigned to such term in the
Recitals to this Agreement.

          "Original Partnership Agreement" means the Amended and Restated
Agreement of Limited Partnership of the MLP dated as of March 4, 1996.

          "Partner Nonrecourse Debt" has the meaning set forth in Treasury
Regulation Section 1.704-2(b)(4).

          "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in
Treasury Regulation Section 1.704-2(i)(2).

          "Partner Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a
Partner Nonrecourse Debt.

          "Partners" means the General Partner and the Limited Partner.

          "Partnership" means Suburban Propane, L.P., a Delaware limited partnership, and any successors thereto.

          "Partnership Group" means the Partnership and the OLP Subsidiaries, treated as a single consolidated entity.

          "Partnership Interest" means the interest of a Partner in the
Partnership.

          "Partnership Minimum Gain" means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

          "Percentage Interest" means (a) as to the General Partner (in its capacity as General Partner without reference to any limited partner interests held by it) zero, (b) as to the MLP as a Limited Partner, 99.9%, and (c) as to
Suburban LP as a Limited Partner, 0.1%.

          "Person" means an individual or a corporation, limited liability company, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

          "Quarter" means, unless the context requires otherwise, a fiscal quarter of the Partnership.

          "Recapture Income" means any gain recognized by the Partnership
(computed without regard to any adjustment required by Section 734 or 743 of the
Code) upon the

                                        8

disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

          "Required Allocations" means (a) any limitation imposed on any allocation of Net Losses, and (b) any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(c)(i), 6.1(c)(ii), 6.1(c)(iii),
6.1(c)(vi) or 6.1(c)(viii).

          "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.2(b)(i)(A) or 6.2(b)(ii)(A), respectively, to eliminate
Book-Tax Disparities.

          "Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

          "Special Approval" means approval by a majority of the members of the
Audit Committee.

          "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more
Subsidiaries of such Person or a combination thereof, or (c) any other Person
(other than a corporation or a partnership) in which such Person, one or more
Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or
(ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

          "Substituted Limited Partner" means a Person who is admitted as a
Limited Partner to the Partnership pursuant to Section 10.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

          "Suburban LP" means Suburban LP Holding, LLC, a Delaware limited liability company.

          "Surviving Business Entity" has the meaning assigned to such term in
Section 14.2(b).

          "Transfer" has the meaning assigned to such term in Section 4.1(a).

                                        9

          "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section
5.5(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date).

          "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying
Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.5(d)).

          "U.S. GAAP" means United States Generally Accepted Accounting
Principles consistently applied.

          "Withdrawal Opinion of Counsel" has the meaning assigned to such term in Section 11.1(b).

     1.2 Construction.

          Unless the context requires otherwise: (a) any pronoun used in this
Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and
Sections of this Agreement; and (c) "include" or "includes" means includes, without limitation, and "including" means including, without limitation.

                                   ARTICLE II

                                  ORGANIZATION

     2.1 Formation.

          The Initial General Partner and the MLP previously formed the
Partnership as a limited partnership upon the filing on December 19, 1995 of the
Certificate of Limited Partnership with the Secretary of State of the State of
Delaware pursuant to the provisions of the Delaware Act. The General Partner and the MLP hereby amend and restate the Second Restated Agreement in its entirety to continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act and to set forth the rights and obligations of the Partners and certain matters related thereto. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes.

          The Initial General Partner has caused the Certificate of Limited
Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act and the General Partner shall use all reasonable efforts to cause to be filed such other certificates or

                                       10

documents as may be determined by the Board of Supervisors to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the Board of Supervisors to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property, including in connection with the Exchange Agreement and the transactions contemplated thereby. Subject to the provisions of Section 3.4(a), the Partnership shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

     2.2 Name.

          The name of the Partnership shall be "Suburban Propane, L.P." The
Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the Board of Supervisors, including, if consented to by the General Partner in its sole discretion, the name of the General Partner.
The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board of
Supervisors in its discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

     2.3 Registered Office; Registered Agent; Principal Office; Other Offices.

          Unless and until changed by the Board of Supervisors or the Chief
Executive Officer, the registered office of the Partnership in the State of
Delaware shall be located at Corporation Trust Center, 1209 Orange Street, New
Castle County, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey
07981-0206 or such other place as the Board of Supervisors may from time to time designate by notice to the Limited Partner. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the
Board of Supervisors deems necessary or appropriate. The address of the General
Partner shall be One Suburban Plaza, 240 Route 10 West, Whippany, New Jersey
07981-0106 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

     2.4 Purpose and Business.

          The purpose and nature of the business to be conducted by the
Partnership shall be to (a) acquire, manage and operate the assets and properties held by the Partnership, (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited

                                       11

liability company or other arrangement to engage indirectly in, any business activity that is approved by the Board of Supervisors and which may lawfully be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity and (c) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to any Group Member, the MLP or any
Subsidiary of the MLP. The Board of Supervisors has no obligation or duty to the
Partnership or the Limited Partners to propose or approve, and in its discretion may decline to propose or approve, the conduct by the Partnership of any business.

     2.5 Powers.

          The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section
2.4 and for the protection and benefit of the Partnership.

     2.6 Power of Attorney.

          (a) The Limited Partners hereby constitute and appoint the Chief
Executive Officer and President of the Partnership and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator, severally (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

          (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited
     Partnership and all amendments or restatements thereof) that the Board of
     Supervisors or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the Board of Supervisors or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this
     Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Board of
     Supervisors or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any
     Partner pursuant to, or other events described in, Article IV, X, XI or
     XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Interests; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger)
     relating to a merger or consolidation of the Partnership pursuant to
     Article XIV; and

                                       12

          (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the discretion of the Board of
     Supervisors or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this
     Agreement or is necessary or appropriate, in the discretion of the Board of
     Supervisors or the Liquidator, to effectuate the terms or intent of this
     Agreement; provided, that when the approval of the Limited Partners is required by any provision of this Agreement, the Chief Executive Officer and President of the Partnership and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary consent or approval of the Limited Partners is obtained.

Nothing contained in this Section 2.6(a) shall be construed as authorizing the
Board of Supervisors to amend this Agreement except in accordance with Article
XIII or as may be otherwise expressly provided for in this Agreement.

          (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of the Limited Partners and the transfer of all or any portion of the Limited
Partner's Partnership Interest and shall extend to the Limited Partner's heirs, successors, assigns and personal representatives. The Limited Partners hereby agree to be bound by any representation made by the Chief Executive Officer or
President of the Partnership or the Liquidator acting in good faith pursuant to such power of attorney; and the Limited Partners hereby waive, to the maximum extent permitted by law, any and all defenses that may be available to contest, negate or disaffirm the action of the Chief Executive Officer or President of the Partnership or the Liquidator taken in good faith under such power of attorney. The Limited Partners shall execute and deliver to the Chief Executive
Officer or President of the Partnership or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the Chief Executive Officer or President of the
Partnership or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

     2.7 Term.

          The term of the Partnership commenced upon the filing of the
Certificate of Limited Partnership in accordance with the Delaware Act and shall continue until the close of Partnership business on September 30, 2085, or until the earlier dissolution of the Partnership in accordance with the provisions of
Article XII.

     2.8 Title to Partnership Assets.

          Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner individually or collectively, shall have any ownership interest in such Partnership assets or any

                                       13

portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the
Board of Supervisors may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more nominees shall be held by the General
Partner or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the Board of Supervisors determines that the expense and difficulty of conveyancing makes transfer of record title to the
Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to an event of withdrawal of the
General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Board of Supervisors. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

                                   ARTICLE III

                         RIGHTS OF THE LIMITED PARTNERS

     3.1 Limitation of Liability.

          The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

     3.2 Management of Business.

          No Limited Partner (other than the General Partner, or any of its
Affiliates or any member, officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, member of the board of supervisors or directors, employee or agent of a Group Member, in its capacity as such, if such Person shall also be a Limited Partner) shall participate in the operation, management or control (within the meaning of
Section 17-303(a) of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the
General Partner or any member, officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, member of the board of supervisors or directors, member, partner, employee or agent of a Group Member, the MLP or any Subsidiary of the MLP, in its capacity as such, shall not be deemed to be participation in the control of the business of the
Partnership by a limited partner of the Partnership (within the meaning of
Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

     3.3 Rights of Limited Partners Relating to the Partnership.

          (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.3(b), each of the Limited
Partners shall have the right, for

                                       14

a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable demand and at the Limited Partner's own expense:

          (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

          (ii) promptly after becoming available, to obtain a copy of the
     Partnership's federal, state and local tax returns for each year, , provided, however, that only the requesting Limited Partner's Schedule K-1 will be included therewith;

          (iii) to have furnished to it, upon notification to the Partnership, a current list of the name and last known business, residence or mailing address of each Partner;

          (iv) to have furnished to it, upon notification to the Partnership, a copy of this Agreement and the Certificate of Limited Partnership and all
     amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of
     Limited Partnership and all amendments thereto have been executed;

          (v) to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other
     Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

          (vi) to obtain such other information regarding the affairs of the
     Partnership as is just and reasonable.

          (b) The Board of Supervisors may keep confidential from the Limited
Partners, for such period of time as the Board of Supervisors deems reasonable,
(i) any information that the Board of Supervisors reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Board of Supervisors in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or (C) that any
Group Member is required by law or by agreements with third parties to keep confidential (other than agreements with Affiliates the primary purpose of which is to circumvent the obligations set forth in this Section 3.3).

     3.4 Outside Activities of the Limited Partners.

          Subject to the provisions of Section 7.11, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Person shall also be a Limited Partner, any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group.

                                       15

                                   ARTICLE IV

                        TRANSFER OF PARTNERSHIP INTERESTS

     4.1 Transfer Generally.

          (a) The term "transfer," when used in this Agreement with respect to a
Partnership Interest, shall be deemed to refer to a transaction by which a
Partner assigns its Partnership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise, in whole or in part.

          (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV.
Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

          (c) Nothing contained in this Agreement shall be construed to prevent a disposition by any securityholder of the General Partner of any or all of the issued and outstanding equity interests in the General Partner.

     4.2 Transfer of the General Partner's Partnership Interest.

          If the General Partner transfers its partnership interest as the general partner of the MLP to any Person in accordance with the provisions of the MLP Agreement, upon the request of the Board of Supervisors, the General
Partner shall contemporaneously therewith, transfer all, but not less than all, of its Partnership Interest as the general partner of the Partnership to such
Person for consideration of $10, and the Limited Partner hereby expressly consents to such transfer. Except as set forth in the immediately preceding sentence, the General Partner may not transfer all or any part of its
Partnership Interest as the general partner of the Partnership. Any transferee of the Partnership Interests of the General Partner pursuant to this Section 4.2 shall be deemed to be a successor to the General Partner for purposes of this
Agreement.

     4.3 Transfer of the Limited Partners' Partnership Interests.

          Any Limited Partner may transfer all, but not less than all, of its
Partnership Interest as a limited partner of the Partnership in connection with the merger, consolidation or other combination of any of the Limited Partners with or into any other Person or the transfer by any of the Limited Partners of all or substantially all of its assets to another Person, and following any such transfer such Person may become a Substituted Limited Partner pursuant to
Article X. Except as set forth in the immediately preceding sentence or pursuant to the Exchange Agreement, or in connection with any pledge of (or any related foreclosure on) the Limited Partner's Partnership Interest as a limited partner of the Partnership solely for the purpose of securing, directly or indirectly, indebtedness of the Partnership or the MLP, a Limited Partner may not transfer all or any part of its Partnership Interest or withdraw from the Partnership.

                                       16

     4.4 Restrictions on Transfers.

          (a) Notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interest shall be made if such transfer would (i)
violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership or the MLP under the laws of the jurisdiction of its formation or (iii) cause the Partnership or the MLP to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

          (b) The Board of Supervisors may impose restrictions on the transfer of Partnership Interests if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of the Partnership or the
MLP becoming taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the Board of Supervisors may determine to be necessary or appropriate to impose such restrictions.

                                    ARTICLE V

                       CONTRIBUTIONS AND INITIAL TRANSFERS

     5.1 Organizational Contributions.

          In connection with the formation of the Partnership under the Delaware
Act, the Initial General Partner made an initial Capital Contribution to the
Partnership and was admitted as the general partner of the Partnership, and the
MLP made an initial Capital Contribution to the Partnership and was admitted as a limited partner of the Partnership.

     5.2 [Intentionally Deleted.]

     5.3 Additional Capital Contributions.

          With the consent of the Board of Supervisors, any Limited Partner may,
but shall not be obliged to, make additional Capital Contributions to the
Partnership. Except as provided in Section 12.8, the General Partner shall not be obligated, nor permitted, to make any additional Capital Contributions to the
Partnership in its capacity as the General Partner of the Partnership.

     5.4 Interest and Withdrawal.

          No interest shall be paid by the Partnership on Capital Contributions, and no Partner shall be entitled to withdraw or return of any part of its
Capital Contributions or to receive any distribution from the Partnership, except as provided in Articles VI, XI and XII.

                                       17

     5.5 Capital Accounts.

          (a) The Partnership shall maintain for each Partner owning a
Partnership Interest a separate Capital Account with respect to such Partnership
Interest in accordance with the rules of Treasury Regulation Section
1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such
Partnership Interest pursuant to this Agreement (or any previous partnership agreement of the Partnership) and (ii) all items of Partnership income and gain
(including, without limitation, income and gain exempt from tax) computed in accordance with Section 5.5(b) and allocated with respect to such Partnership
Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or the
Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement (or any previous partnership agreement of the Partnership) and (y) all items of
Partnership deduction and loss computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1.
Immediately following the consummation of the transactions contemplated in the
Exchange Agreement, the General Partner's initial Capital Account shall be zero.

          (b) For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated pursuant to Article VI and is to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

          (i) Solely for purposes of this Section 5.5, the Partnership shall be treated as owning directly its proportionate share (as determined by the
     Board of Supervisors) of all property owned by any OLP Subsidiary that is classified as a partnership for federal income tax purposes.

          (ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

          (iii) Except as otherwise provided in Treasury Regulation Section
     1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section
     754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any
     Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-2(b)(2)(iv)(m) to
     be taken into

                                       18

     account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

          (iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the
     Partnership's Carrying Value with respect to such property as of such date.

          (v) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section
     5.5(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the Board of Supervisors may adopt.

          (vi) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to
     Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section
     6.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the
     Partners to whom such deemed deduction was allocated.

          (c) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership
Interest so transferred.

          (d) (i) In accordance with Treasury Regulation Section
     1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property, the Capital Account of all Partners and
     the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized
     Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 6.1. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests shall be determined by the Board of
     Supervisors using

                                       19

     such reasonable method of valuation as it may adopt; provided, however, that the Board of Supervisors, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The Board of Supervisors shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its discretion to be reasonable) to arrive at a fair market value for individual properties.

          (ii) In accordance with Treasury Regulation Section
     1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a
     Partnership Interest), the Capital Accounts of all Partners and the
     Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 6.1. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution which is not made pursuant to Section 12.4, be determined and allocated in the same manner as that provided in Section 5.5(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined and allocated by the
     Liquidator using such reasonable method of valuation as it may adopt.

     5.6 Loans from Partners.

          Loans by a Partner to the Partnership shall not constitute Capital
Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the
Partnership, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such excess advances shall be a debt obligation of the Partnership to such Partner and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.

     5.7 No Preemptive Rights.

          No Person shall have any preemptive, preferential or other similar rights with respect to (a) additional Capital Contributions; (b) issuance or sale of any class or series of Partnership Interests, whether unissued, held in treasury by the Partnership or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Partnership Interests; (d)
issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any such Partnership Interests; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership.

                                       20

     5.8 Fully Paid and Non-Assessable Nature of Limited Partner Partnership
     Interests.

          All Limited Partner Partnership Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Partnership Interests in the Partnership, except as such non-assessability may be affected by Sections 17-607 and 17-804 of the Delaware
Act.

                                   ARTICLE VI

                          ALLOCATIONS AND DISTRIBUTIONS

     6.1 Allocations for Capital Account Purposes.

          (a) General. In maintaining the Capital Accounts that determine the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 5.5(b)), shall be allocated among the Partners in accordance with their relative Percentage
Interests, except as otherwise provided below.

          (b) Limitation on Losses. Any deduction otherwise allocable to a
Limited Partner that would create or add to a deficit in its Adjusted Capital
Account shall instead be allocated to the General Partner. Thereafter, any income that would otherwise be allocable to such Limited Partner shall be allocated to the General Partner until the aggregate amount so allocated under this sentence equals the aggregate deductions previously allocated to the
General Partner under the preceding sentence.

          (c) Special Allocations. Notwithstanding any other provision of this
Section 6.1, the following special allocations shall be made for such taxable period:

          (i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership
     Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in
     Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and
     1.704-2(j)(2)(i), or any successor provision. For purposes of this Section
     6.1(c), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(c) with respect to such taxable period (other than an allocation pursuant to Sections 6.1(c)(v) and 6.1(c)(vi)). This Section
     6.1(c)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

          (ii) Chargeback of Partner Nonrecourse Debt Minimum Gain.
     Notwithstanding the other provisions of this Section 6.1 (other than
     Section 6.l(c)(i)), except as provided in Treasury Regulation Section
     1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt
     Minimum Gain during any Partnership taxable period, any

                                       21

     Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections
     1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(c), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(c), other than Section 6.1(c)(i)
     and other than an allocation pursuant to Sections 6.1(c)(v) and 6.1(c)(vi), with respect to such taxable period. This Section 6.1(c)(ii) is intended to comply with the chargeback of items of income and gain requirement in
     Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

          (iii) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in
     Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4),
     1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury
     Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 6.1(c)(i)
     or (ii).

          (iv) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such
     Partner is deemed obligated to restore pursuant to Treasury Regulation
     Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(c)(iv) shall be made only if and to the extent that such
     Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(c)(iv) were not in this Agreement.

          (v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the Board of Supervisors determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b)
     of the Code, the Board of Supervisors is authorized, upon notice to the
     Limited Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

          (vi) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions
     for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse

                                       22

     Deductions are attributable in accordance with Treasury Regulation Section
     1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

          (vii) Nonrecourse Liabilities. For purposes of Treasury Regulation
     Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership
     Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage
     Interests.

          (viii) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b)
     or 743(c) of the Code is required, pursuant to Treasury Regulation Section
     1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital
     Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

          (ix) Curative Allocation.

               (A) Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required
          Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. Notwithstanding the preceding sentence, Required
          Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in
          Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations
          pursuant to this Section 6.1(c)(ix)(A) shall only be made with respect to Required Allocations to the extent the Board of Supervisors reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 6.1(c)(ix)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the Board of Supervisors reasonably determines that such allocations are likely to be offset by subsequent Required
          Allocations.

                                       23

               (B) The Board of Supervisors shall have reasonable discretion, with respect to each taxable period, to (1) apply the provisions of
          Section 6.1(c)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required
          Allocations, and (2) divide all allocations pursuant to Section
          6.1(c)(ix)(A) among the Partners in a manner that is likely to minimize such economic distortions.

     6.2 Allocations for Tax Purposes.

          (a) General. Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1.

          (b) Contributed Property. In an attempt to eliminate Book-Tax
Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

          (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under
     Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the
     Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1.

          (ii) (A) In the case of an Adjusted Property, such items shall (1)
     first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the
     Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.5(d)(i) or (ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section
     6.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1.

          (iii) The Board of Supervisors shall apply the principles of Treasury
     Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities.

          (c) Discretionary Allocation Authority. For the proper administration of the Partnership and for the preservation of uniformity of the Units of the
MLP (or any class or classes thereof), the Board of Supervisors shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this

                                       24

Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury
Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Units of the MLP (or any class or classes thereof). The Board of Supervisors may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this
Section 6.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Units issued and outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

          (d) Discretionary Amortization Authority. The Board of Supervisors in
its discretion may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax
Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership's common basis of such property, despite any inconsistency of such approach with Treasury
Regulation Section 1.167(c)-1(a)(6). If the Board of Supervisors determines that such reporting position cannot reasonably be taken, the Board of Supervisors may adopt depreciation and amortization conventions under which all purchasers acquiring Units of the MLP in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the Board of
Supervisors chooses not to utilize such aggregate method, the Board of
Supervisors may use any other reasonable depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Units that would not have a material adverse effect on any Limited Partner or the holders of any class or classes of Units.

          (e) Recapture Income. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

          (f) Effect of Section 754 Election. All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

          (g) Proration. The Board of Supervisors may adopt such methods of allocation of income, gain, loss or deduction between a transferor and a transferee of a Partnership Interest as it determines necessary, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

     6.3 [Intentionally Deleted.]

                                       25

     6.4 General Distributions.

          (a) Within 45 days following the end of each Quarter commencing with the Quarter ending on June 29, 1996, an amount equal to 100% of Available Cash with respect to such Quarter shall be distributed in accordance with this
Article VI by the Partnership to the Partners in accordance with their respective Percentage Interests. The immediately preceding sentence shall not require any distribution of cash if and to the extent such distribution would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the
Partnership is a party or by which it is bound or its assets are subject. All distributions required to be made under this Agreement shall be made subject to
Sections 17-607 or 17-804 of the Delaware Act.

          (b) In the event of the dissolution and liquidation of the
Partnership, all receipts received during or after the Quarter in which the
Liquidation Date occurs, except as otherwise provided in (a)(ii) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

          (c) The Board of Supervisors shall have the discretion to treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such
Partners.

                                   ARTICLE VII

                      MANAGEMENT AND OPERATION OF BUSINESS

     7.1 Management.

          (a) Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be vested exclusively in the Board of Supervisors, and subject to the direction of the Board of Supervisors and in accordance with the provisions of Section 7.7, the Officers. Neither the General Partner (except as otherwise expressly provided in this Agreement) nor any Limited Partner shall have any management power or control over the business and affairs of the Partnership. Thus, except as otherwise expressly provided in this Agreement, the business and affairs of the Partnership shall be managed by or under the direction of the Board of
Supervisors, and the day-to-day activities of the Partnership shall be conducted on the Partnership's behalf by the Officers, who shall be agents of the
Partnership. In order to enable the Board of Supervisors to manage the business and affairs of the Partnership, the General Partner, except as otherwise expressly provided in this Agreement, hereby irrevocably delegates to the Board of Supervisors all management powers over the business and affairs of the
Partnership that it may now or hereafter possess under applicable law. The
General Partner further agrees to take any and all action necessary and appropriate, in the sole discretion of the Board of Supervisors, to effect any duly authorized actions by the Board of Supervisors or any Officer, including executing or filing any agreements, instruments or certificates, delivering all documents, providing all information and taking or refraining from taking action as may be necessary or appropriate to achieve the effective delegation of power described in this Section 7.1(a). Each of the Partners and each Person who

                                       26

may acquire an interest in a Partnership Interest hereby approves, consents to, ratifies and confirms such delegation. The delegation by the General Partner to the Board of Supervisors of management powers over the business and affairs of the Partnership pursuant to the provisions of this Agreement shall not cause the
General Partner to cease to be a general partner of the Partnership nor shall it cause the Board of Supervisors or any member thereof to be a general partner of the Partnership or to have or be subject to the liabilities of a general partner of the Partnership. Except as otherwise specifically provided in Sections 7.13,
7.14, 7.15 and 7.16, the authority, functions, duties and responsibilities of the Board of Supervisors and of the Officers shall be identical to the authority, functions, duties and responsibilities of the board of directors and officers, respectively, of a corporation organized under the Delaware General
Corporation Law.

          (b) Consistent with the management powers delegated to the Board of
Supervisors pursuant to the provisions of this Agreement, the Board of
Supervisors shall have the powers now or hereafter granted a general partner of a limited partnership under the Delaware Act or any other applicable law and, except as otherwise expressly provided in this Agreement, shall have full power and authority to do all things and on such terms as it may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section
2.4, including the following:

               (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations;

               (ii) the making of tax, regulatory and other filings, or
     rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

               (iii) the acquisition, disposition, mortgage, pledge,
     encumbrance, hypothecation or exchange of any or all of the assets of the
     Partnership or the merger or other combination of the Partnership with or into another Person;

               (iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of any Group
     Member, the lending of funds to other Persons (including the MLP or any
     Subsidiary of the MLP), the repayment of obligations of any Group Member, the MLP or any Subsidiary of the MLP and the making of capital contributions to any Group Member, the MLP or any Subsidiary of the MLP.

               (v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its

                                       27

     assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

               (vi) the distribution of Partnership cash;

               (vii) the selection and dismissal of employees (including
     employees who are Officers) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

               (viii) the maintenance of such insurance for the benefit of the
     Partnership Group and the Partners (including the assets of the
     Partnership) as it deems necessary or appropriate,

               (ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships;

               (x) the control of any matters affecting the rights and
     obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; and

               (xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law.

          (c) Notwithstanding any other provision of this Agreement and the MLP
Agreement, and to the fullest extent permitted by applicable law, each of the
Partners hereby (i) approves, consents to, ratifies and confirms the General
Partner's delegation of management powers to the Board of Supervisors pursuant to paragraph (a) of this Section 7.1; (ii) approves, consents to, ratifies and confirms the execution, delivery and performance by the parties thereto of the
Exchange Agreement and the other agreements executed in connection therewith relating to the Partnership; (iii) agrees that the Partnership (through any duly authorized Officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (ii) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the
Proxy Statement without any further act, approval or vote of the Partners; and
(iv) agrees that the execution, delivery or performance by the General Partner, the MLP, the Board of Supervisors or any member thereof, any duly authorized
Officer of the Partnership, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement, shall not constitute a breach by any such Person of any duty that any of such
Persons may owe the Partnership, a Limited Partner or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

                                       28

     7.2 The Board of Supervisors; Appointment; Manner of Acting.

          (a) The Board of Supervisors shall consist of those individuals who serve as members of the board of supervisors of the MLP.

          (b) Each member of the Board of Supervisors shall have one vote. The vote of the majority of the members of the Board of Supervisors present at a meeting at which a quorum is present shall be the act of the Board of
Supervisors. A majority of the number of members of the Board of Supervisors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Supervisors, but if less than a quorum is present at a meeting, a majority of the members of the Board of Supervisors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     7.3 Removal of Members of the Board of Supervisors.

          Any member of the Board of Supervisors may be removed with or without
Cause, by the affirmative vote of the majority of the members of the Board of
Supervisors of the MLP, but only if such person is also removed as a member of the MLP's Board of Supervisors; provided that his or her successor on the MLP's board of supervisors is elected in the manner set forth in the MLP Agreement. If an individual who is a member of the board of supervisors of the MLP is removed from such board, such individual will automatically be removed from the Board of
Supervisors.

     7.4 Resignations of Members of the Board of Supervisors.

          Any member of the Board of Supervisors may resign at any time by giving written notice to the Board of Supervisors. Such resignation shall take effect at the time specified therein, but only if such person also resigns from the MLP's board of supervisors. If an individual who is a member of the board of supervisors of the MLP resigns from such board, such individual will automatically be deemed to have resigned from the Board of Supervisors.

     7.5 Vacancies on the Board of Supervisors.

          If any Supervisor is removed, resigns or is otherwise unable to serve as a member of the Board of Supervisors, or if the size of the Board of
Supervisors is increased, thereby creating a vacancy, the Board of Supervisors of the MLP shall in its sole discretion, appoint an individual to fill the vacancy for the unexpired term of such Supervisor's predecessor in office, or, in connection with an increase in the size of the Board of Supervisors, for the term of such individual on the Board of Supervisors of the MLP, who is the same individual appointed to fill the corresponding vacancy on the MLP's board of supervisors,

     7.6 Meetings; Committees; Chairman.

          (a) Regular meetings of the Board of Supervisors shall be held at such times and places as shall be designated from time to time by resolution of the
Board of Supervisors.

                                       29

Notice of such regular meetings shall not be required. Special meetings of the
Board of Supervisors may be called by written request of a majority of the members of the Board of Supervisors, on at least 48 hours prior written notice to the other members (which written notice may take the form of e-mail or other electronic communication). Any such notice, or waiver thereof, need not state the purpose of such meeting except as may otherwise be required by law.
Attendance of a member of the Board of Supervisors at a meeting (including pursuant to the penultimate sentence of this Section 7.6(a)) shall constitute a waiver of notice of such meeting, except where such member attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any action required or permitted to be taken at a meeting of the Board of Supervisors may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by all the members of the Board of Supervisors. Members of the Board of Supervisors may
participate in and hold meetings by means of conference telephone, videoconference or similar communications equipment by means of which all
Persons participating in the meeting can hear each other, and participation in such meetings shall constitute presence in person at the meeting. The Board of
Supervisors may establish any additional rules governing the conduct of its meetings that are not inconsistent with the provisions of this Agreement.

          (b) The Board of Supervisors shall appoint the Audit Committee to consist solely of the individuals who serve as the audit committee of the MLP.
The Audit Committee shall perform the functions delegated to it pursuant to the terms of this Agreement and its charter and such other matters as may be delegated to it from time to time by resolution of the Board of Supervisors. The
Board of Supervisors, by a majority of the whole Board of Supervisors, may appoint one or more additional committees of the Board of Supervisors to consist of one or more members of the Board of Supervisors, which committee(s) shall have and may exercise such of the powers and authority of the Board of
Supervisors (including in respect of Section 7.1) with respect to the management of the business and affairs of the Partnership as may be provided in a resolution of the Board of Supervisors. Any committee designated pursuant to this Section 7.6(b) shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Supervisors when requested, shall fix its own rules or procedures and shall meet at such times and at such place or places as may be provided by such rules or by resolution of such committee or resolution of the Board of Supervisors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the taking of any action. Subject to the first sentence of this Section 7.6(b), the Board of Supervisors may designate one or more members of the Board of Supervisors as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. Subject to the first sentence of this Section 7.6(b), in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Supervisors to act at the meeting in the place of the absent or disqualified member.

          (c) The Board of Supervisors may elect one of its members as Chairman or Vice Chairman of the Board of Supervisors. The Chairman of the Board of
Supervisors, if any,

                                       30

and if present and acting, shall preside at all meetings of the Board of
Supervisors. In the absence of the Chairman of the Board of Supervisors, the
Vice Chairman of the Board of Supervisors, if any, and if present and acting, shall preside at all meetings of the Board of Supervisors. In the absence of the
Chairman of the Board of Supervisors and the Vice Chairman of the Board of
Supervisors, the Chief Executive Officer, if present, or if not present, the
President, if present, acting and a member of the Board of Supervisors, or any other member of the Board of Supervisors chosen by the Board of Supervisors shall preside.

     7.7 Officers.

          (a) Generally. The Board of Supervisors, as set forth below, shall appoint agents of the Partnership, referred to as 'Officers' of the Partnership as described in this Section 7.7. Unless provided otherwise by resolution of the
Board of Supervisors, (i) the officers of the MLP shall hold the same position as Officers of the Partnership and (ii) the Officers shall have the titles, power, authority and duties described below in this Section 7.7.

          (b) Titles and Number. The Officers shall be the Chief Executive
Officer, the President, any and all Vice Presidents, the Secretary and any and
all Assistant Secretaries and the Treasurer and any and all Assistant Treasurers
and any other Officers appointed pursuant to Section 7.7(j). Any person may hold two or more offices.

          (c) Appointment and Term of Office. The Officers shall be appointed by the Board of Supervisors at such time and for such terms as the Board of
Supervisors shall determine. Any Officer may be removed, with or without Cause, only by the Board of Supervisors. Vacancies in any office may be filled only by the Board of Supervisors.

          (d) Chairman and Vice Chairman of the Board of Supervisors. The Board
of Supervisors may elect one of its members as the Chairman or Vice Chairman of the Board of Supervisors, provided, however, the Chairman and Vice-Chairman shall not be "Officers" of the Partnership unless determined otherwise by the
Board of Supervisors.

          (e) Chief Executive Officer. The Board of Supervisors may elect a
Chief Executive Officer of the Partnership. The Chief Executive Officer shall be responsible for the general and active management and direction of the
Partnership and shall see that all orders and resolutions of the Board of
Supervisors are carried into effect. He shall have the power and authority to sign all contracts, certificates and other instruments of the Partnership, which may be authorized by the Board of Supervisors. He shall have such powers, duties and authority as from time to time may be assigned to him/her by this Agreement or by the Board of Supervisors.

          (f) President. The Board of Supervisors may elect a President of the
Partnership. Subject to the limitations imposed by this Agreement, any employment agreement, any employee plan or any determination of the Board of
Supervisors, the President, subject to the direction of the Board of Supervisors and the Chief Executive Officer shall be responsible for the management and direction of the day-to-day business and affairs of the Partnership, its other
Officers, employees and agents, shall supervise generally the affairs of the
Partnership and shall have full authority to execute all documents and take all actions that the Partnership may legally

                                       31

take. The President shall exercise such other powers and perform such other duties as may be assigned to him by this Agreement, the Board of Supervisors or the Chief Executive Officer, including any duties and powers stated in any employment agreement approved by the Board of Supervisors.

          (g) Vice Presidents. Each Vice President shall perform such duties and may exercise such powers as may from time to time be assigned to him by the
Board of Supervisors, the Chief Executive Officer or the President, including the power to execute documents on behalf of the Partnership, within the authorization limits established from time to time by the Board of Supervisors, the Chief Executive Officer or the President.

          (h) Secretary and Assistant Secretaries. The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings or actions of the Board of Supervisors and Partners, shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law, shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by this Agreement, the Board of Supervisors, the Chief Executive Officer or the President. The
Assistant Secretaries shall exercise the powers of the Secretary during that
Officer's absence or inability or refusal to act.

          (i) Treasurer and Assistant Treasurers. The Treasurer shall keep or cause to be kept the books of account of the Partnership and shall render statements of the financial affairs of the Partnership in such form and as often as required by this Agreement, the Board of Supervisors, the Chief Executive
Officer or the President. The Treasurer, subject to the order of the Board of
Supervisors, shall have the custody of all funds and securities of the
Partnership. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as this Agreement, the Board of Supervisors, the Chief Executive Officer or the
President, shall designate from time to time. The Assistant Treasurers shall exercise the power of the Treasurer during that Officer's absence or inability or refusal to act. Each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Partnership. If no Treasurer or Assistant Treasurer is
appointed and serving or in the absence of the appointed Treasurer and Assistant
Treasurer, the Vice President and Chief Financial Officer, or such other Officer as the Board of Supervisors shall select, shall have the powers and duties conferred upon the Treasurer.

          (j) Other Officers and Agents. The Board of Supervisors may appoint such other Officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Partnership, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Supervisors.

                                       32

          (k) Powers of Attorney. The Board of Supervisors may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

          (l) Officers' Delegation of Authority. Unless otherwise provided by resolution of the Board of Supervisors, no Officer shall have the power or authority to delegate to any Person such Officer's rights and powers as an
Officer to manage the business and affairs of the Partnership.

     7.8 Compensation.

          The Officers shall receive such compensation for their services as may be designated by the Board of Supervisors or a committee thereof. In addition, the Officers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder. The members of the
Board of Supervisors who are not employees of the Partnership or its Affiliates shall receive such compensation for their services as members of the Board of
Supervisors or members of a committee of the Board of Supervisors as the Board of Supervisors shall determine. In addition, the members of the Board of
Supervisors shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder.

     7.9 Restrictions on General Partner's and Board of Supervisors' Authority.

          (a) Except as provided in Articles XII and XIV, neither the General
Partner nor the Board of Supervisors may sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions without written approval of the specific act by the Limited Partners or by other written instrument executed and delivered by the Limited Partners subsequent to the date of this Agreement; provided, however that this provision shall not preclude or limit either the General Partner's or the Board of Supervisors' ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership
Group and shall not apply to any forced sale of any or all of the Partnership's assets pursuant to the foreclosure of, or other realization upon, any such encumbrance.

          (b) The Board of Supervisors may not cause the Partnership to incur any Indebtedness that is recourse to the General Partner or any of its
Affiliates without the approval of the General Partner, which approval may be given or withheld in the General Partner's sole discretion.

     7.10 Reimbursement of the General Partner; Employee Benefit Plans.

          (a) Except as provided in this Section 7.10 and elsewhere in this
Agreement or in the MLP Agreement, the General Partner shall not be compensated for its services as general partner of any Group Member.

                                       33

          (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the Board of Supervisors may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the
Partnership (including salary, bonus, incentive compensation and other amounts paid to any Person to perform services for the Partnership or for the General
Partner or the Board of Supervisors in the discharge of its duties to the
Partnership) and (ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by the General Partner in connection with operating the Partnership's business (including expenses allocated to the General Partner by its Affiliates). Reimbursements pursuant to this Section 7.10 shall be in addition to any reimbursement to the General
Partner as a result of indemnification pursuant to Section 7.13.

          (c) The Board of Supervisors, in its sole discretion and without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices for the benefit of the members of the Board of Supervisors, employees of the Partnership, any Group Member or any Affiliate, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group.

     7.11 Outside Activities of the General Partner.

          (a) The General Partner, for so long as it is the general partner of the Partnership, (i) agrees that its sole business will be to act as a general partner of the Partnership and the MLP, and any other partnership of which the
Partnership or the MLP is, directly or indirectly, a partner and to undertake activities that are ancillary or related thereto (including being a limited partner in the MLP), and (ii) shall not enter into or conduct any business or incur any debts or liabilities except in connection with or incidental to (A)
its performance of the activities required or authorized by this Agreement or the MLP Agreement and (B) the acquisition, ownership or disposition of
Partnership Interests or partnership interests in the MLP or any other partnership of which the Partnership or the MLP is, directly or indirectly, a partner; provided, however, that notwithstanding the foregoing, employees of the
General Partner may perform limited services for other Affiliates of the General
Partner in addition to the Partnership and the MLP (it being understood that full time employees of the General Partner shall devote substantially all their employment services to the Partnership and the MLP).

          (b) Except as described in Section 7.11(a), each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, independently or with others, whether in the businesses engaged in by or anticipated to be engaged in by the Partnership, the MLP, any Subsidiary of the MLP, any Group Member or otherwise, including, without limitation, in the case of any Affiliates of the General Partner, business interests and activities in direct competition with the business and activities of the MLP, any
Subsidiary of the MLP or any Group Member, and none of the same shall constitute a breach of this Agreement or the MLP Agreement or any duty to the MLP, any
Subsidiary of the MLP, any Group Member or any Partner existing hereunder, under the MLP Agreement, at law, in equity or otherwise. Neither the MLP, any
Subsidiary of the MLP, any Group Member, any Limited Partner nor any other
Person shall have any rights by

                                       34

virtue of this Agreement, the MLP Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee and such Indemnitees shall have no obligation to offer any interest in any such business ventures to the MLP, any Subsidiary of the MLP, any Group Member, any
Limited Partner or any other Person. The General Partner and any Affiliates of the General Partner may acquire Partnership Interests, and except as otherwise provided in this Agreement, shall be entitled to exercise all rights of a
Limited Partner relating to such Partnership Interests.

          (c) Subject to the terms of Sections 7.11(a) and (b) but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any of the Indemnitees (other than the General
Partner) in accordance with Section 7.11(b) is hereby approved by the
Partnership and all Partners and (ii) it shall be deemed not to be a breach of the General Partner's fiduciary duties or any other obligation of any type whatsoever of the General Partner for the General Partner to permit its
Affiliates to engage, or for any such Affiliate to engage, in business interests and activities in preference to or to the exclusion of the Partnership.

          (d) The term "Affiliates" when used in this Section 7.11 with respect to the General Partner shall not include the MLP, any Subsidiary of the MLP, or any Group Member.

     7.12 Loans from the General Partner; Contracts with Affiliates; Certain
Restrictions on the General Partner.

          (a) The General Partner or any Affiliate of the General Partner may
lend to any Group Member, and any Group Member may borrow from the General
Partner and any Affiliate of the General Partner, funds needed or desired by the
Group Member, for such periods of time and in such amounts as the General
Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable on the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arms-length basis (without reference to the lending party's financial abilities or guarantees). The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.12(a) and Section
7.12(b), the term "Group Member" shall include any Affiliate of the Group Member that is controlled by the Group Member. No Group Member may lend funds to the
General Partner or any of its Affiliates; provided, however, that notwithstanding the foregoing, any Group Member may lend funds to the MLP, any
Subsidiary of the MLP or another Group Member.

          (b) The Partnership may lend or contribute to the MLP, any Subsidiary of the MLP, or any Group Member, and any Group Member may borrow from the MLP, any Subsidiary of the MLP or the Partnership, funds on terms and conditions established by the Board of Supervisors; provided, however, that the Partnership may not charge the MLP, any Subsidiary of the MLP or a Group Member interest at a rate greater than the rate that would be charged to the MLP, any Subsidiary of the MLP or such Group Member (without reference to the General Partner's financial abilities or guarantees), by unrelated lenders on comparable loans.

                                       35

The foregoing authority shall be exercised by the Board of Supervisors and shall not create any right or benefit in favor of the MLP, any Subsidiary of the MLP, any Group Member or any other Person.

          (c) The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member. Any services rendered to a Group Member by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.12(c) shall be deemed satisfied as to
(i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership Group than those generally being provided to or available from unrelated third parties or (iii)
any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership Group), is equitable to the Partnership Group. The provisions of Section 7.10 shall apply to the rendering of services described in this Section 7.12(c).

          (d) The Partnership may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

          (e) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the
Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.12(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to the Exchange Agreement, (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iv) any transaction that, taking into account the totality of the relationships between the parties involved
(including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership.

          (f) The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

     7.13 Indemnification.

          (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees, expenses and other disbursements), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee

                                       36

may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee, provided, that in each case the
Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this
Section 7.13 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

          (b) To the fullest extent permitted by law, expenses (including legal fees, expenses and other disbursements) incurred by an Indemnitee who is indemnified pursuant to Section 7.13(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the
Indemnitee to repay such amount if it shall be determined by a final, non-appealable order of a court of competent jurisdiction that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.13.

          (c) The indemnification provided by this Section 7.13 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

          (d) The Partnership may purchase and maintain (or reimburse the members of the Board of Supervisors, the General Partner or its Affiliates for
the cost of) insurance, on behalf of the General Partner and the members of the
Board of Supervisors and such other Persons as the Board of Supervisors shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such
Person against such liability under the provisions of this Agreement.

          (e) For purposes of this Section 7.13, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an
Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 7.13(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

                                       37

          (f) In no event may an Indemnitee subject any Limited Partner to personal liability by reason of the indemnification provisions set forth in this
Agreement.

          (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.13 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

          (h) The provisions of this Section 7.13 are for the benefit of the
Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

          (i) No amendment, modification or repeal of this Section 7.13 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.13 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     7.14 Liability of Indemnitees.

          (a) Notwithstanding anything to the contrary set forth in this
Agreement, no Indemnitee shall be liable for monetary damages to the
Partnership, any Limited Partner or any other Persons who have acquired interests in the Partnership, for losses sustained or liabilities incurred as a result of errors in judgment or any act or omission if such Indemnitee acted in good faith pursuant to authority granted in this Agreement.

          (b) To the maximum extent permitted by law, the General Partner and its Affiliates shall not be responsible for any act or omission by the Board of
Supervisors, any member of the Board of Supervisors, or any Officers of the
Partnership.

          (c) To the maximum extent permitted by law, the members of the Board of Supervisors and the Officers of the Partnership shall not be responsible for any act or omission by the General Partner and its Affiliates.

          (d) Subject to its obligations and duties set forth in Section 7.1(a), the Board of Supervisors may exercise any of the powers granted to it by this
Agreement and perform any of the duties imposed upon it hereunder either directly or by or through the Officers or other agents of the Partnership, and, to the maximum extent permitted by law, the Board of Supervisors shall not be responsible for any misconduct or negligence on the part of any such Officer or agent appointed by the Board of Supervisors in good faith.

          (e) It will not constitute a breach of fiduciary or other duty for an
Officer or member of the Board of Supervisors to engage attorneys, accountants, engineers and other advisors on behalf of the Partnership, its Board of
Supervisors, or any committee thereof, even

                                       38

though such persons may also be retained from time to time by the General
Partner or any of its Affiliates, and such persons may be engaged with respect to any matter in which the interests of the Partnership and the General Partner or any of its Affiliates may differ, or may be engaged by both the Partnership and the General Partner or any of its Affiliates with respect to a matter, as long as such Officer or member of the Board of Supervisors reasonably believes that any conflict between the Partnership and the General Partner or any of its
Affiliates with respect to such matter is not material; and

          (f) Any amendment, modification or repeal of this Section 7.14 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership and the Limited Partner, of the
General Partner, its directors, officers and employees and any other Indemnitees under this Section 7.14 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     7.15 Resolution of Conflicts of Interest.

          (a) Unless otherwise expressly provided in this Agreement or the MLP
Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, or any Officer or member of the
Board of Supervisors, on the one hand, and the Partnership, the MLP, or any
Partner, on the other, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by the Limited
Partners, and shall not constitute a breach of this Agreement, of the MLP
Agreement, or of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the
Partnership. The Board of Supervisors shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special
Approval of a resolution of such conflict or course of action. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval (as long as the material facts known to the General Partner or any of its Affiliates or such Officer or member of the Board of Supervisors regarding any proposed transaction were disclosed to the Audit Committee at the time it gave its approval), (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved
(including other transactions that may be particularly favorable or advantageous to the Partnership). The Board of Supervisors may also adopt a resolution or course of action that has not received Special Approval. The Board of
Supervisors (including the Audit Committee in connection with Special Approval)
shall be authorized in connection with its determination of what is "fair and reasonable" to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the Board of Supervisors (including the Audit Committee)
determines in its discretion to be

                                       39

relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the Board of Supervisors (including the Audit Committee) to consider the interests of any Person other than the Partnership. In the absence of bad faith by the Board of Supervisors, the resolution, action or terms so made, taken or provided by the Board of Supervisors with respect to such matter shall not constitute a breach of this Agreement, the MLP Agreement or any other agreement contemplated herein or therein or a breach of any standard of care or duty imposed herein or therein or, to the extent permitted by law, under the Delaware
Act or any other law, rule or regulation or existing in equity or otherwise.

          (b) Whenever this Agreement or any other agreement contemplated hereby provides that the Board of Supervisors is permitted or required to make a decision (i) in its "sole discretion," or "discretion" or that it deems
"necessary or appropriate" or "necessary or advisable" or under a grant of similar authority or latitude, except as otherwise provided herein, the Board of
Supervisors shall make such decision in its sole discretion (regardless of whether there is a reference to "sole discretion" or "discretion") unless another express standard is provided for or (ii) in "good faith" or under another express standard, the Board of Supervisors shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the MLP Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or in equity or otherwise. In addition, any actions taken by the Board of Supervisors consistent with the standards of "reasonable discretion" set forth in the definition of
Available Cash shall not constitute a breach of any duty of the Board of
Supervisors to the Partnership, the Limited Partners or any partner of the MLP.
The Board of Supervisors shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership Group.

          (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

          (d) The Limited Partners hereby authorize the Board of Supervisors on behalf of the Partnership as a partner of a Group Member, to approve of actions by the General Partner or the board of supervisors of such Group Member similar to those actions permitted to be taken by the Board of Supervisors pursuant to this Section 7.15.

     7.16 Other Matters Concerning the General Partner and the Board of
Supervisors.

          (a) The General Partner and the Board of Supervisors may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (b) The General Partner and the Board of Supervisors may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other

                                       40

consultants and advisers selected by either of them, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of
Counsel) of such Persons as to matters that the General Partner or the Board of
Supervisors reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

          (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized
Officers of the Partnership.

          (d) The Board of Supervisors shall have the right, in respect of any of its powers or obligations hereunder, to act through any of the duly authorized Officers of the Partnership or a duly appointed attorney or attorneys-in-fact.

          (e) Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation, or in equity or otherwise shall be modified, waived or limited, to the maximum extent permitted by law, as required to permit the General Partner and the Board of Supervisors to act under this Agreement or any other agreement contemplated by this
Agreement and to make any decision pursuant to the authority prescribed in this
Agreement, so long as such action is reasonably believed by the General Partner or the Board of Supervisors to be in, or not inconsistent with, the best interests of the Partnership.

     7.17 Reliance by Third Parties.

          Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the Board of
Supervisors and any Officer of the Partnership authorized by the Board of
Supervisors to act on behalf of and in the name of the Partnership (including the General Partner, acting pursuant to the direction of the Board of
Supervisors in accordance with Section 7.1(a)) has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the
Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the Board of Supervisors or any such
Officer (including the General Partner, acting pursuant to the direction of the
Board of Supervisors in accordance with Section 7.1(a)) as if it were the
Partnership's sole party in interest, both legally and beneficially. The Limited
Partner hereby waives, to the maximum extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Board of Supervisors or any such Officer
(including the General Partner, acting pursuant to the direction of the Board of
Supervisors in accordance with Section 7.1(a)) in connection with any such dealing. In no event shall any Person dealing with the Board of Supervisors or its representatives or any such Officer (including the General Partner, acting pursuant to the direction of the Board of Supervisors in accordance with Section
7.1(a)) be obligated to ascertain that the terms of the Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Board of Supervisors or its representatives or any such Officer
(including the General Partner, acting pursuant to the direction of the Board of
Supervisors in accordance with Section 7.1(a)). Each and every certificate, document or other instrument executed on behalf of the Partnership

                                       41

by the Board of Supervisors or its representatives or any such Officer
(including the General Partner, acting pursuant to the direction of the Board of
Supervisors in accordance with Section 7.1 (a)) or shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a)
at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c)
such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                  ARTICLE VIII

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

     8.1 Records and Accounting.

          The Partnership shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the
Partnership's business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section
3.3(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including books of account and records of
Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

     8.2 Fiscal Year.

          The fiscal year of the Partnership shall be a 52-53 week fiscal year concluding on the last Saturday in September.

                                   ARTICLE IX

                                   TAX MATTERS

     9.1 Tax Returns and Information.

          The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. The tax information reasonably required by the Partners for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership's taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

                                       42

     9.2 Tax Elections.

          (a) The Partnership has made the election under Section 754 of the
Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke such election upon the Board of
Supervisors' determination that such revocation is in the best interests of the
Limited Partners.

          (b) The Partnership has elected to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in
Section 709 of the Code.

          (c) Except as otherwise provided herein, the Board of Supervisors shall determine whether the Partnership should make any other elections permitted by the Code.

     9.3 Tax Controversies.

          Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in Section 6231(a)(7) of the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General
Partner to conduct such proceedings.

     9.4 Withholding.

          Notwithstanding any other provision of this Agreement, the Board of
Supervisors is authorized to take any action that it determines in its discretion to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections
1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner
(including, without limitation, by reason of Section 1446 of the Code), the amount withheld may be treated as a distribution of cash pursuant to Section 6.4 in the amount of such withholding from such Partner.

                                    ARTICLE X

                              ADMISSION OF PARTNERS

     10.1 Current Partners.

          (a) The General Partner and the MLP and Suburban LP, each as a Limited
Partner, are the current Partners of the Partnership as of the date of this
Agreement.

     10.2 Admission of Substituted Limited Partners.

                                       43

          Any Person that is the successor in interest to a Limited Partner as described in Section 4.3 shall be admitted to the Partnership as a Limited
Partner upon (a) furnishing to the Board of Supervisors (i) acceptance in form satisfactory to the Board of Supervisors of all of the terms and conditions of this Agreement and (ii) such other documents or instruments as may be required to effect its admission as a Limited Partner in the Partnership and (b)
obtaining the consent of the Board of Supervisors, which consent may be given or withheld in the Board of Supervisors' sole discretion. Such Person shall be admitted to the Partnership as a Limited Partner effective immediately prior to the transfer of the Partnership Interest, and the business of the Partnership shall continue without dissolution.

     10.3 Admission of Successor General Partner.

          A successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner's Partnership
Interest as a general partner in the Partnership pursuant to Section 4.2 who is proposed to be admitted as a successor General Partner shall, subject to compliance with the terms of Section 11.3, if applicable, be admitted to the
Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the General Partner pursuant to Section 11.1 or 11.2 or the transfer of the General Partner's Partnership Interest as a general partner in the Partnership pursuant to Section 4.2; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.2 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor is hereby authorized to and shall, subject to the terms hereof, carry on the business of the Partnership without dissolution. The admission of a successor General Partner shall not be deemed to have affected in any manner the irrevocable delegation of all management powers over the business and affairs of the Partnership to the Board of Supervisors pursuant to Section 7.1(a).

     10.4 Admission of Additional Limited Partners.

          (a) A Person (other than the General Partner, the MLP or a Substituted
Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an
Additional Limited Partner only upon furnishing to the Board of Supervisors (i)
evidence of acceptance in form satisfactory to the Board of Supervisors of all of the terms and conditions of this Agreement, including the granting of the power of attorney granted in Section 2.6, and (ii) such other documents or instruments as may be required in the discretion of the Board of Supervisors to effect such Person's admission as an Additional Limited Partner.

          (b) Notwithstanding anything to the contrary in this Section 10.4, no
Person shall be admitted as an Additional Limited Partner without the consent of the Board of Supervisors, which consent may be given or withheld in the Board of
Supervisors' discretion. The admission of any Person as an Additional Limited
Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the Board of Supervisors to such admission.

                                       44

     10.5 Amendment of Agreement and Certificate of Limited Partnership.

          To effect the admission to the Partnership of any Partner, the Board of Supervisors shall take all steps necessary and appropriate under the Delaware
Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the Chief Executive Officer and
President may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

                                   ARTICLE XI

                        WITHDRAWAL OR REMOVAL OF PARTNERS

     11.1 Withdrawal of the General Partner.

          (a) The General Partner shall be deemed to have withdrawn from the
Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal"):

          (i) the General Partner voluntarily withdraws from the Partnership (of which event the General Partner shall give written notice to the Limited
     Partners);

          (ii) the General Partner transfers all of its rights as General
     Partner pursuant to Section 4.2;

          (iii) the General Partner is removed pursuant to Section 11.2;

          (iv) the general partner of the MLP withdraws from, or is removed as the general partner of, the MLP;

          (v) the General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under
     Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(v); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor in possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

          (vi) a final and non-appealable order of relief under Chapter 7 of the
     United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner;

                                       45

          (vii) a certificate of dissolution or its equivalent is filed for the
     General Partner, or 90 days expire after the date of notice to the General
     Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation or formation; or

          (viii) (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General
     Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General
     Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the
     General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E)
     otherwise in the event of the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iv) (with respect to withdrawal), (v), (vi), (vii) or (viii) (A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of
Withdrawal described in this Section 11.1 shall result in the withdrawal of the
General Partner from the Partnership.

          (b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this
Agreement under the following circumstances: (i) at any time during the period beginning on March 5, 1996 and ending at 12:00 midnight, Eastern Standard Time, on September 30, 2006, the General Partner voluntarily withdraws by giving at least 90 days advance notice of its intention to withdraw to the Limited
Partners; provided that prior to the effective date of such withdrawal, the
Limited Partners approve such withdrawal and the General Partner delivers to the
Partnership an Opinion of Counsel ("Withdrawal Opinion of Counsel") that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or of any limited partner of the MLP, limited partner of any Group Member or cause the MLP or the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes; (ii) at any time after 12:00 midnight, Eastern Standard Time, on September 30, 2006, the
General Partner voluntarily withdraws by giving at least 90 days' advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; or (iii) at any time that the General Partner ceases to be the
General Partner pursuant to Section 11.1 (a)(ii), (iii) or (iv). If the General
Partner gives a notice of withdrawal pursuant to Section 11.1 (a)(i) or Section
11.1 (a)(i) of the MLP Agreement, the Limited Partners may, prior to the effective date of such withdrawal or removal, elect a successor General Partner that is hereby authorized to and shall continue the business of the Partnership without dissolution; provided, however, that such successor shall be the same
Person, if any, that is elected by the limited partners of the MLP pursuant to
Section 11.1 of the MLP Agreement as the successor to the General Partner in its capacity as general partner of the MLP. If, prior to the effective date of the
General Partner's withdrawal, a successor is not selected by the Limited
Partners as provided herein or the Partnership does not receive a Withdrawal
Opinion of

                                       46

Counsel, the Partnership shall be dissolved in accordance with Section 12.1. Any successor General Partner elected in accordance with the terms of this Section
11.1 shall be subject to the provisions of Section 10.3.

     11.2 Removal of the General Partner.

          The General Partner shall be removed if such General Partner is removed as a general partner of the MLP pursuant to Section 11.2 of the MLP
Agreement. Such removal shall be effective concurrently with the effectiveness of the removal of such General Partner as the general partner of the MLP pursuant to the terms of the MLP Agreement. If a successor General Partner is elected in connection with the removal of such General Partner as a general partner of the MLP, such successor General Partner shall, upon admission pursuant to Article X, automatically become a successor General Partner of the
Partnership and is hereby authorized to and shall continue the business of the
Partnership without dissolution. The admission of any such successor General
Partner to the Partnership shall be subject to the provisions of Section 10.3.

     11.3 Interest of Departing Partner and Successor General Partner;
Delegation of Authority to the Board of Supervisors by Successor General
Partner.

          (a) The Partnership Interest of a Departing Partner departing as a result of withdrawal or removal pursuant to Section 11.1 or 11.2 shall (unless it is otherwise required to be converted into Common Units pursuant to Section
11.3(b) of the MLP Agreement) be purchased by the successor to the Departing
Partner for cash in the manner specified in the MLP Agreement for consideration of $10. Such purchase (or conversion into Common Units, as applicable) shall be a condition to the admission to the Partnership of the successor as the General
Partner. Any successor General Partner shall indemnify the Departing General
Partner as to all debts and liabilities of the Partnership arising on or after the effective date of the withdrawal or removal of the Departing Partner.

          (b) The Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 7.10, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by such Departing
Partner for the benefit of the Partnership or the other Group Members.

          (c) Any successor General Partner will be deemed to have delegated irrevocably to the Board of Supervisors all management powers over the business and affairs of the Partnership to the same extent that the General Partner delegated such management powers to the Board of Supervisors pursuant to Section
7.1 of this Agreement.

     11.4 Withdrawal of the Limited Partner.

          Without the prior written consent of the General Partner, which may be granted or withheld in its sole discretion, and except as provided in Section
10.1, no Limited Partner shall have the right to withdraw from the Partnership.

                                       47

                                   ARTICLE XII

                           DISSOLUTION AND LIQUIDATION

     12.1 Dissolution.

          The Partnership shall not be dissolved by the admission of Substituted
Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 10.3, 11.1 or 11.2 or this Section 12.1, the
Partnership shall not be dissolved and such successor General Partner is hereby authorized to and shall continue the business of the Partnership. The
Partnership shall dissolve, and its affairs shall be wound up, upon:

          (a) the expiration of its term as provided in Section 2.7;

          (b) an Event of Withdrawal of the General Partner as provided in
Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.3; or for
Events of Withdrawal of the General Partner for which the appointment of a successor General Partner is not provided for hereunder, unless the Partnership is continued without dissolution in accordance with the Delaware Act;

          (c) an election to dissolve the Partnership by the General Partner that is approved by the Limited Partners;

          (d) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act;

          (e) the sale of all or substantially all of the assets and properties of the Partnership Group;

          (f) the dissolution of the MLP; or

          (g) at any time that there are no limited partners of the Partnership, unless the Partnership is continued without dissolution pursuant to the Delaware
Act.

     12.2 [Intentionally omitted].

     12.3 Liquidator.

          Upon dissolution of the Partnership, the Board of Supervisors shall select one or more Persons to act as Liquidator. The Liquidator shall be entitled to receive such compensation for its services as may be approved by the
Limited Partners. The Liquidator shall agree not to resign at any time without
15 days' prior notice and may be removed at any time, with or without

                                       48

cause, by notice of removal approved by the Limited Partners. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator
(who shall have and succeed to all rights, powers and duties of the original
Liquidator) shall within 30 days thereafter be approved by the Limited Partners.
The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute
Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Supervisors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.9(a)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

     12.4 Liquidation.

          The Liquidator shall proceed to dispose of the assets of the
Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to Section 17-804 of the Delaware Act and the following:

          (a) Disposition of Assets. The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. Under certain circumstances and subject to certain limitations, the Liquidator may defer liquidation or distribution of the
Partnership's assets for a reasonable time or distribute assets to the Partners in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

          (b) Discharge of Liabilities. Liabilities of the Partnership include amounts owed to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

          (c) Liquidation Distributions. All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation,
Section 1.704-1(b)(2)(ii)(g)), and such

                                       49

distribution shall be made by the end of such taxable year (or, if later, within
90 days after said date of such occurrence).

     12.5 Cancellation of Certificate of Limited Partnership.

          Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the
Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the
State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

     12.6 Return of Capital Contributions.

          The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of any Limited
Partner, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

     12.7 Waiver of Partition.

          To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

     12.8 Capital Account Restoration.

          No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General
Partner shall be obligated to restore any negative balance in its Capital
Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

                                  ARTICLE XIII

                       AMENDMENT OF PARTNERSHIP AGREEMENT

     13.1 Amendment to be Adopted Solely by the Board of Supervisors.

          The Limited Partners agree that the Board of Supervisors, without the approval of any Partner, may amend any provision of this Agreement, and may authorize any Officer (pursuant to the powers of attorney granted in Section
2.6) to execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

          (a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the
Partnership or the registered office of the Partnership;

                                       50

          (b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

          (c) a change that, in the discretion of the Board of Supervisors, is necessary or advisable to qualify or continue the qualification of the
Partnership as a limited partnership or a partnership in which the Limited
Partners have limited liability under the laws of any state or to ensure that neither the Partnership nor the MLP will be treated as an association taxable as a corporation or otherwise be taxed as an entity for federal income tax purposes;

          (d) a change that, in the discretion of the Board of Supervisors, (i)
does not adversely affect the Limited Partners in any material respect, (ii) is necessary or advisable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act), compliance with any of which the Board of
Supervisors determines in its discretion to be in the best interests of the
Partnership and the Limited Partners, (iii) is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement or (iv) is required to conform the provisions of this Agreement with the provisions of the MLP Agreement as the provisions of the MLP Agreement may be amended, supplemented or restated from time to time.

          (e) a change in the fiscal year or taxable year of the Partnership and any changes that, in the discretion of the Board of Supervisors, are necessary or advisable as a result of a change in the fiscal year or taxable year of the
Partnership including, if the Board of Supervisors shall so determine, a change in the definition of "Quarter" and the dates on which distributions are to be made by the Partnership;

          (f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership or the members of the Board of Supervisors or the
Officers, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company
Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or
"plan asset" regulations adopted under the Employee Retirement Income Security
Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States
Department of Labor;

          (g) any amendment expressly permitted in this Agreement to be made by the Board of Supervisors acting alone;

          (h) an amendment effected, necessitated or contemplated by a Merger
Agreement approved in accordance with Section 14.3;

          (i) an amendment that, in the discretion of the Board of Supervisors, is necessary or advisable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

                                       51

          (j) an amendment that, in the discretion of the Board of Supervisors, is necessary or advisable to effect or continue the irrevocable delegation by the General Partner to the Board of Supervisors of all management powers over the business and affairs of the Partnership; or

          (k) any other amendments substantially similar to the foregoing.

     13.2 Amendment Procedures.

          Except with respect to amendments of the type described in Section
13.1, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the Board of Supervisors. A proposed amendment shall be effective upon its approval by all of the Limited Partners.

                                   ARTICLE XIV

                                     MERGER

     14.1 Authority.

          The Partnership may merge or consolidate with one or more
corporations, statutory trusts, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership, limited partnership, limited liability limited partnership, limited liability company or limited liability partnership formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("Merger Agreement")
in accordance with this Article XIV.

     14.2 Procedure for Merger or Consolidation.

          Merger or consolidation of the Partnership pursuant to this Article
XIV requires the prior approval of the Board of Supervisors. If the Board of
Supervisors shall determine, in the exercise of its discretion, to consent to the merger or consolidation, the Board of Supervisors shall approve the Merger
Agreement, which shall set forth:

          (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

          (b) The name and jurisdictions of formation or organization of the business entity that is to survive the proposed merger or consolidation (the
"Surviving Business Entity");

          (c) The terms and conditions of the proposed merger or consolidation;

          (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests,

                                       52

rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving
Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

          (e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, certificate of formation or agreement of limited liability company or other similar charter or governing document) of the
Surviving Business Entity to be effected by such merger or consolidation;

          (f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be filed no later than the time of the filing of the certificate of merger and stated therein);
and

          (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the Board of
Supervisors.

     14.3 Approval by Limited Partners of Mergers or Consolidations.

          (a) The Board of Supervisors, upon its approval of the Merger
Agreement, shall direct that the Merger Agreement and the merger or consolidation contemplated thereby be submitted to the Limited Partners for their approval.

          (b) The Merger Agreement and the merger or consolidation contemplated thereby shall be approved upon receiving the approval of all of the Limited
Partners.

          (c) After such approval by the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

     14.4 Certificate of Merger.

          Upon the required approval by the Board of Supervisors and the Limited
Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

                                       53

     14.5 Effect of Merger.

          (a) At the effective time of the certificate of merger:

               (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business
     Entity to the extent they were of each constituent business entity;

               (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

               (iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

               (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

          (b) A merger or consolidation effected pursuant to this Article XIV shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

                                   ARTICLE XV

                               GENERAL PROVISIONS

     15.1 Addresses and Notices.

          Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when received by it at the principal office of the Partnership referred to in Section 2.3.

     15.2 References.

          Except as specifically provided as otherwise, references to "Articles"
and "Sections" are to Articles and Sections of this Agreement.

                                       54

     15.3 Further Action.

          The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     15.4 Binding Effect.

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     15.5 Integration.

          This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     15.6 Creditors.

          None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

     15.7 Waiver.

          No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

     15.8 Counterparts.

          This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto, independently of the signature of any other party.

     15.9 Applicable Law.

          This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

                                       55

     15.10 Invalidity of Provisions.

          If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

                                       56

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        LIMITED PARTNERS:

                                        SUBURBAN PROPANE PARTNERS, L.P.

                                        By: /s/ MARK A. ALEXANDER
                                            ------------------------------------
                                        Name: Mark A. Alexander
                                        Title: Chief Executive Officer

                                        SUBURBAN LP HOLDING, LLC.

                                        By: /s/ MARK A. ALEXANDER
                                            ------------------------------------
                                        Name: Mark A. Alexander
                                        Title: Chief Executive Officer

                                        GENERAL PARTNER:

                                        SUBURBAN ENERGY SERVICES GROUP LLC

                                        By: /s/ MARK A. ALEXANDER
                                            ------------------------------------
                                        Name: Mark A. Alexander
                                        Title: Member